UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2021

Commission File No. 001-12257

 MERCURY GENERAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

California		95-2211612
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)

4484 Wilshire Boulevard
Los Angeles,	California	90010
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (323) 937-1060
____________________

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14.a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	MCY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 15, 2021, Mercury General Corporation (the "Company") issued a press release announcing that Victor Joseph, age 34, has been named to the newly created position of Executive Vice President & Chief Operating Officer (EVP & COO) effective January 1, 2022. Victor’s leadership responsibilities will expand beyond his current position of Vice President & Chief Underwriting Officer, which he has held since 2017, to include oversight of Advertising & Public Relations, Claims, Human Capital, Information Technology, Marketing and Product Management, in addition to Underwriting. Victor has been employed by the Company since 2009, and worked as an Underwriter from 2009 to 2010, a Casualty Adjuster from 2010 to 2011, a Business Process Analyst from 2011 to 2015, a Product Analyst from 2015 to 2016, and an Assistant Manager of Field Product Management from 2016 to 2017.

Victor will report directly to Gabriel Tirador, President and Chief Executive Officer. Victor is son of George Joseph, Chairman of the Board of Directors of the Company.

A copy of the press release is attached hereto as Exhibit 99.1. The press release is furnished and not filed pursuant to Instruction B.2 of Form 8-K.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

99.1 Press Release, dated September 15, 2021, issued by Mercury General Corporation, furnished and not filed pursuant to Instruction B.2 of Form 8-K.

104. Cover page Interactive Data File (formatted as inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 15, 2021	MERCURY GENERAL CORPORATION

	By:	/s/ THEODORE STALICK
	Name:	Theodore Stalick
	Its:	Chief Financial Officer